                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           IPALCO ENTERPRISES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                           IPALCO ENTERPRISES, INC.
                              One Monument Circle
                                P. O. Box 1595
                       Indianapolis, Indiana 46206-1595

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 21, 1999

TO THE SHAREHOLDERS OF
IPALCO ENTERPRISES, INC.

     The Annual Meeting of Shareholders of IPALCO Enterprises, Inc. will be held at the office of the corporation, One Monument Circle, Indianapolis, Indiana on Wednesday, April 21, 1999, at 11:00 A.M. (Indianapolis Time), for the following purposes:

    1. To elect six directors in Class I to hold office for terms of three years each and until their successors are duly elected and qualified; and

    2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on Wednesday, March 3, 1999 are entitled to notice of and to vote at the Annual Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. Whether or not you expect to be present at the meeting, you are urged to fill in, date and sign the enclosed proxy and return it immediately in the accompanying postage guaranteed envelope.

     By order of the Board of Directors.

                                       IPALCO Enterprises, Inc.
                                       By: Bryan G. Tabler, Secretary

Indianapolis, Indiana
March 15, 1999

                               TABLE OF CONTENTS

ANNUAL MEETING INFORMATION.................................................   1
    Date, Time and Place of Annual Meeting.................................   1
    Solicitation of Proxies................................................   1
    Other Business.........................................................   1
    Shareholder Proposals for 2000 Annual Meeting..........................   2

RELATIONSHIP WITH AUDITOR..................................................   2

VOTING SECURITIES AND BENEFICIAL OWNERS....................................   2
    Beneficial Owners of 5% or More of Common Stock........................   2
    Common Stock Ownership of Directors, Nominees and Executive Officers...   3
    Section 16(a) Beneficial Ownership Reporting Compliance................   3

PROPOSAL 1--ELECTION OF SIX DIRECTORS......................................   4
    Nominees For Directors To Be Elected At The 1999 Annual Meeting........   4
        CLASS I............................................................   4
    Current Directors Whose Terms Expire in 2000 (Class II) and 2001 (Class
     III)..................................................................   5
        CLASS II...........................................................   5
        CLASS III..........................................................   6

INFORMATION REGARDING THE BOARD OF DIRECTORS...............................   6
    Procedure To Propose Nominees For Director.............................   6
    Number Of Board Meetings and Attendance................................   6
    Standing Committees of the Board.......................................   7
    Compensation Committee Interlocks and Insider Participation............   8
    Compensation of Directors..............................................   8
    Certain Business Relationships.........................................   8

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION..............   9
    Compensation Policies Relating Generally to Executive Officers.........   9
    Base Salary............................................................   9
    Annual Incentive Plan..................................................  10
    Long-Term Performance and Restricted Stock Incentive Plan..............  10
    Stock Options..........................................................  11
    Basis for Chief Executive Officer's Compensation.......................  11
    Deductibility of Executive Compensation................................  11

COMPENSATION OF EXECUTIVE OFFICERS.........................................  12
    Nature and Types of Compensation.......................................  12
    Summary Compensation--Table I..........................................  12
    Option/SAR Exercises in Last Fiscal Year--Table II.....................  14
    Performance Graph--Table III...........................................  15
    Performance Graph......................................................  16
    Pension Plans..........................................................  16
    Pension Plan Table--Table IV...........................................  16
    Employment Contracts and Termination of Employment and Change-in-
     Control Arrangements..................................................  17

                           IPALCO ENTERPRISES, INC.
                      One Monument Circle P. O. Box 1595
                       Indianapolis, Indiana 46206-1595

                                PROXY STATEMENT

                    For the Annual Meeting of Shareholders
                           To Be Held April 21, 1999
                      (Mailed on or about March 15, 1999)

                          ANNUAL MEETING INFORMATION

Date, Time and Place of Annual Meeting

     This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by and on behalf of the Board of Directors of IPALCO Enterprises, Inc. ("IPALCO") to be voted at its Annual Meeting of Shareholders to be held April 21, 1999, at 11:00 A.M. (Indianapolis Time) at the principal office of IPALCO, One Monument Circle, Indianapolis, Indiana 46204, and at any adjournment of such meeting.

Solicitation of Proxies

     The presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum. Shares represented for any purpose are deemed present for quorum purposes. If the enclosed form of proxy is properly executed and returned in time for the meeting, the named proxies will vote the shares represented by the proxy in accordance with the instructions marked. Proxies returned unmarked will be voted in favor of the proposed nominees for director. The enclosed proxy gives discretionary authority to the persons named therein to vote in accordance with their best judgment on any other matters brought before the meeting. A shareholder executing and delivering the enclosed proxy has the unconditional right to revoke it at any time before it is exercised.

     Under Indiana law, the election of directors will be determined by plurality vote at a meeting where a quorum is present. As a result, the six nominees who receive the greatest number of votes cast for election as directors will be elected as directors of IPALCO. Broker non-votes and withheld votes will not affect the outcome of the election of directors.

     IPALCO will pay all expenses in connection with the solicitation of proxies. The principal solicitation is being made by mail. However, additional solicitation may be made by telephone, telefax or personal contact by officers and other employees of IPALCO and its subsidiaries, without additional compensation. IPALCO expects to reimburse broker-dealers and others for reasonable expenses of forwarding proxy materials to, and obtaining instructions from, beneficial owners.

Other Business

     Management is not aware of any business to be presented at the 1999 Annual Meeting other than the election of six directors. The minutes of the Annual Meeting of Shareholders held April 15, 1998, will be presented for approval at the 1999 Annual Meeting; however, such action is not intended to constitute approval or disapproval of any matter referred to in such minutes.

Shareholder Proposals for 2000 Annual Meeting

     If a shareholder intends to present a proposal at the Annual Meeting of Shareholders to be held April 19, 2000, the proposal must be received by the Secretary of IPALCO in writing by November 17, 1999 to be considered for inclusion in next year's proxy statement. The proposal must comply in all respects with the rules and regulations of the Securities and Exchange Commission and the Bylaws of IPALCO. Under IPALCO's Bylaws, other proposals which are not included in the proxy statement will be considered untimely and will not be presented at that meeting unless they are received by the Secretary of IPALCO in writing, no earlier than January 10, 2000 and no later than February 4, 2000.

                           RELATIONSHIP WITH AUDITOR

     Deloitte & Touche LLP, with offices at Bank One Center/Tower, 111 Monument Circle, Suite 2000, Indianapolis, Indiana, has been the auditor of IPALCO since its inception. Upon the recommendation of the Audit Committee, that firm was again appointed by IPALCO's Board of Directors to serve as auditor for IPALCO and its subsidiaries for the current year. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions from shareholders.

                    VOTING SECURITIES AND BENEFICIAL OWNERS

     On December 31, 1998, IPALCO had outstanding 44,431,513 shares of common stock. Each share of common stock entitles its owner to one (1) vote upon each matter to come before the meeting. Only shareholders of record at the close of business on Wednesday, March 3, 1999, will be entitled to vote at the meeting or at any adjournment thereof.

Beneficial Owners of 5% or More of Common Stock

     On December 31, 1998, the following beneficial owners held more than 5% of IPALCO's voting securities:

    Title of         Name and Address of         Amount and Nature of Percent
     Class             Beneficial Owner          Beneficial Ownership of Class
------------------------------------------------------------------------------
  Common Stock Employees' Thrift Plan of         4,558,402 shares (1)  10.26%
               Indianapolis Power & Light
               Company
               c/o Merrill Lynch Trust Company
               of America, Trustee
               265 Davidson Avenue, 4th Floor
               Somerset, NJ 08873


(1) Trustee under a continuing agreement, has discretion to vote shares as to which no voting instructions are received.

                                 COMMON STOCK
                     OWNERSHIP OF DIRECTORS, NOMINEES AND
                              EXECUTIVE OFFICERS

  Directors,                                        Shares Held
   Nominees                               Options   By or With
     And          Shares    Shares held Exercisable Spouse, In            % of Shares
  Executive    Beneficially  in Thrift   Within 60  Trust or By           Outstanding
   Officers       Owned        Plan        Days     Corporation   Total       (1)
-------------------------------------------------------------------------------------
  Joseph D.
   Barnette,
   Jr.             2,250                   15,000      4,750       22,000
-------------------------------------------------------------------------------------
  Robert A.
   Borns          10,598                   12,000     24,176       46,774
-------------------------------------------------------------------------------------
  John R.
   Brehm          21,875       14,808      60,000                  96,683
-------------------------------------------------------------------------------------
  Daniel R.
   Coats                                                                0
-------------------------------------------------------------------------------------
  Mitchell
   E.
   Daniels,
   Jr.                                     24,000        500       24,500
-------------------------------------------------------------------------------------
  Rexford C.
   Early           5,233                   12,000      1,000       18,233
-------------------------------------------------------------------------------------
  Otto N.
   Frenzel
   III               900                   24,000     12,300       37,200
-------------------------------------------------------------------------------------
  Max L.
   Gibson          5,100                   12,000                  17,100
-------------------------------------------------------------------------------------
  N. Stuart
   Grauel         13,616       21,148     105,000                 139,764
-------------------------------------------------------------------------------------
  John R.
   Hodowal        96,309       32,103           0                 128,412
-------------------------------------------------------------------------------------
  Ramon L.
   Humke         118,300        9,030     191,127                 318,457
-------------------------------------------------------------------------------------
  Andre B.
   Lacy (2)       19,965                   24,000                  43,965
-------------------------------------------------------------------------------------
  L. Ben
   Lytle           1,016                   18,000                  19,016
-------------------------------------------------------------------------------------
  Michael S.
   Maurer            500                   15,000                  15,500
-------------------------------------------------------------------------------------
  Andrew J.
   Paine,
   Jr.               170                    3,000        170        3,340
-------------------------------------------------------------------------------------
  Sallie W.
   Rowland         1,150                   24,000        153       25,303
-------------------------------------------------------------------------------------
  Thomas H.
   Sams (3)          596                   21,000      4,500       26,096
-------------------------------------------------------------------------------------
  Bryan G.
   Tabler         27,000        1,763      35,000        300       64,063
-------------------------------------------------------------------------------------
  Other
   Executive
   Officers       26,740       38,512     189,000        897      255,149
-------------------------------------------------------------------------------------
  All 25
   Directors
   and
   Officers      351,318      117,364     784,127     48,746    1,301,555    2.93%


(1) Percentages less than 1% of total common stock outstanding are not indicated.

(2) Includes 12,000 shares owned by LDI, Ltd. and 2,700 shares owned by the Lacy Foundation of which Mr. Lacy is a partner and a director, respectively, and 600 shares representing his vested interest in a self-employment retirement plan, totaling 15,300 shares, 11,700 shares of which he disclaims beneficial ownership.

(3) Mr. Sams disclaims beneficial ownership of 1,500 shares of the total shares shown opposite his name.

Section 16(a) Beneficial Ownership Reporting Compliance

     Under the federal securities laws, IPALCO's directors, certain officers, and 10% shareholders are required to report to the Securities and Exchange Commission, by specific due dates, transactions and holdings in IPALCO's stock. A Form 3 filed for Stephen M. Powell, an executive officer of IPL, inadvertently omitted shares held by his spouse. This oversight was corrected immediately upon discovery.

                      PROPOSAL 1-ELECTION OF SIX DIRECTORS

      The Executive Committee of IPALCO's Board of Directors nominated six directors to stand for election as Class I directors of IPALCO at its Annual Meeting. Under IPALCO's Articles of Incorporation, the Board is divided into three classes with approximately one-third of the directors standing for election each year for a three-year term.

      Proxies representing shares held on the record date which are returned duly executed, will be voted, unless otherwise specified, in favor of the six nominees for the Board of Directors named below in Class I. All such nominees, except for Daniel R. Coats, are members of IPALCO's present Board of Directors and all nominees have consented to serve if elected. However, if any nominee becomes unavailable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee.

      The nominees for directors in Class I, the current directors in Class II and Class III, as assigned by the Board of Directors, and the names, ages (as of April 21, 1999), business experience and directorships of such nominees and directors are as follows:

Nominees For Directors To Be Elected At The 1999 Annual Meeting:

                                    CLASS I

Daniel R. Coats, 55, Partner, Verner, Liipfert, Bernhard, McPherson and Hand since February 1, 1999. Senator Coats represented the State of Indiana in the U.S. Senate from 1988 to 1998, and represented Indiana's Fourth District in the U.S. House of Representatives from 1981 to 1988. Senator Coats currently serves as National Board President of Big Brothers Big Sisters of America, an organization he has been associated with since 1972. He is also a board member of the International Republican Institute and the Wheaton College Board of Visitors.

Mitchell E. Daniels, Jr., 50, Senior Vice President, Corporate Strategy and
      Policy, Eli Lilly and Company, (pharmaceuticals manufacturer). During the period April 1, 1993 to January 6, 1996, Mr. Daniels was President, North American Pharmaceutical Operations of Eli Lilly and Company. Prior to that time, he was Vice President, Corporate Affairs of Eli Lilly and Company and President and Chief Executive Officer of Hudson Institute, Inc. (March, 1987 to August, 1990). He is a director of IPL and has been a director of IPALCO since November, 1989.

Rexford C. Early, 64, President of Carlisle Insurance Agency, Inc.,
      Indianapolis, Indiana, a position he has held for more than five years. Mr. Early was Chairman of the Indiana Republican Party from March, 1991 to March, 1993. He is a trustee of the Indianapolis Foundation and served as its Chairman in 1998, and he is a trustee of the English Foundation. He is a director of IPL and has been a director of IPALCO since August, 1993.

John R. Hodowal, 54, Chairman of the Board and President of IPALCO and Chairman of the Board and Chief Executive Officer of IPL. Except for the Chairmanship of IPL which he assumed in February, 1990, Mr. Hodowal has held his current positions since May, 1989. For some years prior to that time, he was Vice President and Treasurer of IPALCO and Executive Vice President of IPL. He is a director of IPL and Anthem Insurance Companies, Inc. He has been a director of IPALCO since April, 1984.

Michael S. Maurer, 56, Chairman of the Board of The National Bank of
      Indianapolis since December, 1993. Mr. Maurer is Chairman of the Board of MyStar Communications Corporation (radio station operations), a position he has held for more than five years; and Chairman of the Board of IBJ Corporation (newspaper publisher) since December, 1990. He is a director of IPL and has been a director of IPALCO since January, 1993.

Thomas H. Sams, 57, President and Chief Executive Officer, Waldemar Industries,
      Inc. (an investment holding company), Indianapolis, Indiana, and an officer of various subsidiary and affiliated corporations thereof. Mr. Sams has held these positions since 1966. He is a director of IPL and Meridian Insurance Group, Inc. He has been a director of IPALCO since April, 1987.

Current Directors Whose Terms Expire in 2000 (Class II) and in 2001 (Class
III):

                                    CLASS II

Joseph D. Barnette, Jr., 59, Chairman and Chief Executive Officer of Bank One,
      Indiana, NA, since March, 1997. Prior to that, Mr. Barnette was Chairman and Chief Executive Officer of Bank One, Indianapolis, NA (October, 1994-March, 1997), Chairman and Chief Executive Officer (January, 1993 December, 1998), and President and Chief Executive Officer (July, 1990 January, 1993) of Banc One Indiana Corporation, and President and Chief Executive Officer of Bank One, Indianapolis, NA (January, 1990-October,
      1994). He is a director of IPL and Meridian Insurance Group, Inc. He has been a director of IPALCO since January, 1993.

Max L. Gibson, 58, President of Majax Corporation (waste consulting firm),
      Terre Haute, Indiana, for the past five years. For more than five years prior to his consulting work, Mr. Gibson was President of Victory Services Corporation (waste disposal), Terre Haute, Indiana. He is a director of IPL; First Financial Corporation; Terre Haute First National Bank; and First State Bank, Brazil, Indiana. He has been a director of IPALCO since August, 1993.

Ramon L. Humke, 66, Vice Chairman of IPALCO and President and Chief Operating
      Officer of IPL. Prior to February, 1990 when he assumed his present position with IPL, Mr. Humke was President and Chief Executive Officer of Ameritech Services and Senior Vice President of Ameritech Bell Group (September, 1989- February, 1990) and President and Chief Executive Officer of Indiana Bell Telephone Company (October, 1983-September,
      1989). He is a director of IPL; LDI Management, Inc.; Monument Advisors, LLC; and is Chairman of the Boards of Meridian Mutual Insurance Company and Meridian Insurance Group, Inc. He has been a director of IPALCO since February, 1990.

Andrew J. Paine, Jr., 61, Retired. Prior to his retirement in October, 1998,
      Mr. Paine was President and Chief Executive Officer of NBD Bank, NA, and Executive Vice President of First Chicago NBD Corporation. In his position with NBD Bank, NA, he directed the operation of all NBD banks in Indiana. In 1981, Mr. Paine was named Vice Chairman of Indiana National Bank, and was elected Executive Vice President of NBD Bancorp after it acquired INB in 1992. Mr. Paine was named Chief Executive Officer of NBD Indiana, Inc. in June, 1994, and Executive Vice President of First Chicago NBD Corporation in 1995. He is a director of IPL; Indianapolis Life Insurance Company; and Bankers Life Insurance Company of New York. He has been a director of IPALCO since May, 1997.

Sallie W. Rowland, 66, Chairman and Chief Executive Officer of Rowland Design,
      Inc. (an architectural, interiors and graphic design firm), Indianapolis, Indiana, positions she has held for more than 5 years. Mrs. Rowland serves on various community boards including the Indianapolis Chamber of Commerce and Indianapolis Project. She is a director of IPL; Meridian Insurance Group, Inc.; and Meridian Mutual Insurance Company. She has been a director of IPALCO since April, 1988.

                                   CLASS III

Robert A. Borns, 63, Chairman of Borns Management Corporation (real estate owners and managers), Indianapolis, Indiana since 1961, and Chairman of Correctional Management Company L.L.C. since 1996. Mr. Borns serves on numerous boards, including the Board of Trustees of Indianapolis Museum of Art; Indianapolis Symphony Orchestra; Indiana University Foundation; and St. Vincent Hospital Advisory Board. He is also a director of IPL; Standard Management Corporation; and Artistic Media Partners. He has been a director of IPALCO since April, 1987 (excluding the period March 15 to August 23, 1993).

Otto N. Frenzel III, 68, Chairman, Executive Committee, National City Bank of
     Indiana, Indianapolis, Indiana. Mr. Frenzel has held his present position since January, 1996. For more than 3 years prior to that time, Mr. Frenzel was Chairman of the Board of National City Bank, Indiana. Prior to May, 1992, Mr. Frenzel was Chairman of the Board of Merchants National Bank & Trust Company of Indianapolis and Chairman of the Board of Merchants National Corporation. He is a director of IPL; American United Life Insurance Company; Indiana Energy, Inc.; Indiana Gas Company, Inc.; and Baldwin & Lyons, Inc. He has been a director of IPALCO since September, 1983.

Andre B. Lacy, 59, General Partner and Chief Executive of LDI, Ltd. (an industrial and investment limited partnership), Chairman of the Board, Chief Executive Officer and President of LDI Management, Inc.; the managing general partner of LDI, Ltd.; and Chairman and Chief Executive Officer of all subsidiaries and divisions thereof. He has held his present positions for more than 5 years. He is a director of IPL; Tredegar Industries, Inc.; Albemarle Corporation; FinishMaster, Inc.; Herff Jones; Patterson Dental Co.; and The National Bank of Indianapolis. He has been a director of IPALCO since April, 1985.

L. Ben Lytle, 52, Chairman, President and Chief Executive Officer, Anthem Insurance Companies, Inc. (insurance and financial services), Indianapolis, Indiana. He served as Chairman from March, 1994 to March, 1996, was re-elected Chairman in November, 1997, and has held the remaining positions since 1989. He is a director of IPL; Duke Realty Investments, Inc.; Central Newspapers, Inc.; and Anthem Insurance Companies, Inc. and its subsidiaries. He has been a director of IPALCO since April, 1992.

                 INFORMATION REGARDING THE BOARD OF DIRECTORS

Procedure To Propose Nominees For Director

     IPALCO will accept timely notice by shareholders of proposed nominees for directors. Any such notice must be received by the Corporate Secretary of IPALCO not less than 60 days nor more than 90 days prior to the date of each annual meeting. Such shareholder's notice shall set forth (a) as to each proposed nominee for director (i) the name, age, business address and residence address of such nominee, (ii) the principal occupation or employment of such nominee, (iii) the class and/or series and number of shares that are beneficially owned by such nominee on the date of such shareholder notice and
(iv) any other information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (b) as to the shareholder giving the notice (i) the name and address, as they appear on IPALCO's books, of such shareholder and any shareholders known to be supporting such nominee and (ii) the class and/or series and number of shares beneficially owned by such shareholder and by any shareholders known to be supporting such nominee on the date of such shareholder notice. The Board of Directors may reject any nomination for director not made in accordance with the foregoing provisions.

Number of Board Meetings and Attendance

     During 1998, the Board of Directors of IPALCO held 11 meetings and committees of the Board held a total of 16 meetings. Each director attended more than 85% of the aggregate of Board meetings and assigned committee meetings except for Andrew J. Paine, Jr. who attended more than 70%. All directors, on average, attended over 92% of the Board meetings and assigned committee meetings held in 1998.

                       STANDING COMMITTEES OF THE BOARD

          Board Member        Board Audit Compensation Executive Strategies
  -------------------------------------------------------------------------
    Joseph D. Barnette, Jr.    3                                    3*
  -------------------------------------------------------------------------
    Robert A. Borns            3              3           3
  -------------------------------------------------------------------------
    Mitchell E. Daniels, Jr.   3                                    3
  -------------------------------------------------------------------------
    Rexford C. Early           3              3
  -------------------------------------------------------------------------
    Otto N. Frenzel III        3              3*          3
  -------------------------------------------------------------------------
    Max L. Gibson              3              3                     3
  -------------------------------------------------------------------------
    John R. Hodowal            3*                         3*
  -------------------------------------------------------------------------
    Ramon L. Humke             3                          3
  -------------------------------------------------------------------------
    Andre B. Lacy              3     3                    3
  -------------------------------------------------------------------------
    L. Ben Lytle               3                                    3
  -------------------------------------------------------------------------
    Michael S. Maurer          3     3                              3
  -------------------------------------------------------------------------
    Andrew J. Paine, Jr.       3     3
  -------------------------------------------------------------------------
    Sallie W. Rowland          3     3*
  -------------------------------------------------------------------------
    Thomas H. Sams             3              3           3
  -------------------------------------------------------------------------
  -------------------------------------------------------------------------
    Meetings held in 1998      11    3        5           5         3


   *Chairperson

 Audit: Examines and inquires into the effectiveness of auditing, accounting, financial reporting and internal control functions.
               Recommends the appointment of the auditor, reviews the scope of the audit, reviews the auditor's report and makes appropriate recommendations to the Board after such review. All members are non-employee directors.

 Compensation: Monitors management compensation and benefit programs, obtains advice of independent consultants, and makes specific recommendations on compensation of Executive Officers of IPALCO and its subsidiaries. Administers IPALCO's bonus, stock option, restricted stock and pension plans and makes specific recommendations regarding awards under those plans. All members are non-employee directors.

 Executive:    May act on behalf of the Board when the full Board is not is session. Performs the functions of a nominating committee. It reviews the qualifications of candidates to stand for election to the Board of Directors and makes specific recommendations with respect thereto. In addition, the Executive Committee considers and recommends the declaration of dividends.

 Strategies:   Considers and makes recommendations with respect to issues and processes involving dynamic planning, matters affecting the allocation of corporate resources among regulated and non-
               regulated subsidiaries, and other components of overall
               corporate strategy.

Compensation Committee Interlocks and Insider Participation

     Mr. Frenzel is Chairman, and Messrs. Borns, Early, Gibson and Sams are the members of the Compensation Committee. IPALCO's Vice Chairman, Mr. Ramon
L. Humke, is a member of the Compensation Committee of the Board of Directors of LDI Management, Inc. Mr. Andre B. Lacy is Chairman of the Board, Chief Executive Officer and President of LDI Management, Inc. and is also a director of IPALCO.

Compensation of Directors

     Employee directors receive no compensation other than their normal salary for serving on the Board or its committees. Non-employee directors receive the following fees for their service on the Board:

      Annual Retainer Fees:
        Board of Directors                          $10,000
        Executive Committee                          15,000
        Audit--Compensation--Strategies Committees    4,000
      Meeting Fees:
        Board of Directors                          $   500
        Executive Committee                               0
        Audit--Compensation--Strategies Committees      500


     The Chairperson of the Audit Committee, Compensation Committee and Committee on Strategies each receives an additional fee of $1,500 annually. Directors of IPALCO and its subsidiaries are limited to two annual fees. Members of the Executive and Audit Committees of both IPALCO and IPL are limited to one annual fee.

     Outside directors receive an annual grant of options to purchase 3,000 shares of IPALCO common stock on May 1 of each year, if they have served as a director for the prior 12 months. The options become exercisable six months after the date of grant. The exercise price of these options is equal to the fair market value of IPALCO's common stock on the date of grant. The options expire after ten years.

     Directors may elect to defer part or all of their annual retainer, attendance or committee fees under a non-qualified, unfunded deferred compensation plan. Deferred amounts earn interest equal to IPL's cost of capital as determined by the Indiana Utility Regulatory Commission in IPL's last general retail electric rate order, unless otherwise determined by the Compensation Committee.

Certain Business Relationships

     During 1998, companies associated with Anthem Insurance Companies, Inc. ("Anthem") administered health care programs for IPALCO and its subsidiaries under contracts that involve payments to Anthem aggregating approximately $16 million. Mr. L. Ben Lytle is Chairman, President and Chief Executive Officer of Anthem.

     IPL engaged Rowland Design, Inc. for architectural and design services for certain improvements to the corporate offices located at One Monument Circle. During 1998, IPL paid fees of approximately $65,000 under such agreements. Mrs. Sallie W. Rowland is Chairman and CEO of Rowland Design, Inc.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

Compensation Policies Relating Generally to Executive Officers

      The Compensation Committee ("Committee") of the Board of Directors ("Board"), in consultation with its outside advisor, establishes the compensation policies of IPALCO Enterprises, Inc. and its subsidiaries ("IPALCO") with regard to all officers. The Committee recommends to the Board the adoption or amendment of compensation plans for officers, including the named executive officers. On authority of the full Board, the Committee administers all such plans, including establishing officers' base salary levels, reviewing and approving performance measures and goals for both annual and long-term incentive plans, and approving incentive awards.

      The Committee is made up of five non-employee directors whose philosophy is to attract, retain, and motivate a high quality management team by providing a strong and direct link between IPALCO performance and officer compensation, with a significant portion of total compensation being dependent upon measurable performance objectives. The compensation program for named executive officers and other selected officers had four basic components in 1998: base salary, a performance-based annual incentive plan, a long-term performance and restricted stock incentive plan, and a stock option plan. It is the policy of the Committee that the compensation program should directly link executive and shareholder interests.

Base Salary

      During 1998 the Committee thoroughly reviewed base salary of officers, including the named executive officers, in light of IPALCO's transformation from a more traditional utility to a more general industry company. The Committee approved a new base salary structure prepared by the outside consultant based on general industry S & P 500 and S & P 400 Mid-Cap companies with comparable market value to IPALCO. The new base salary structure is designed for the three-year period 1998 through 2000, uses six broadbanded pay ranges with band assignment made based on the external market and internal role within IPALCO, and provides the ability to pay base salaries within a 40th to 75th percentile range. Another component of the new base salary structure is the departure from annual salary increases to perhaps, and in most cases, increases once every three years. Exception to base salary increases once every three years would be new officers paid below median or officers performing at a truly exceptional level.

      The Committee established 1998 base salaries for officers, including the named executive officers, between the 40th to 75th percentile for similar positions within comparable market value S & P 500 and S & P Mid-Cap 400 general industry companies. The Committee considered both company and individual performance in approving the range of 1998 base salary increases and if the increase was for a one-year, two-year, or three-year period.

      In 1998 twenty-two officers, including all named executive officers, received a base salary increase which for most officers, including all named officers, was the first base salary increase since 1996. The total 1998 officer base salaries were 1% less than the total 1997 officer base salaries due to a reduction in the number of officers.

      The comparative compensation data for electric utility industry competitors used by the Committee was derived from an executive compensation database maintained by the outside consultant and the annual Edison Electric Institute Executive Compensation Survey. Data for general industry was drawn from three national executive compensation surveys provided by the outside consultant and from an analysis prepared by the outside consultant on comparable executive position compensation within the S & P 500 and S & P 400 Mid-Cap general industry companies with market values of between $1.5 billion and $3.0 billion (202 companies met this criteria.)

Annual Incentive Plan

      The IPALCO Annual Incentive Plan is a performance-based plan which measures company performance in four equally weighted criteria: Net Income, Customer Satisfaction, Productivity, and Budget Compliance. Target awards are set at comparable market value general industry medians. Participants in the Plan are approved in advance of the plan year by the Committee. All participants, including the named executive officers, are measured against performance goals which are established by the Committee and announced at the beginning of the year. Goals are set at Threshold, Target, and Maximum levels, with Threshold performance required for any award in each criterion; however, if the Threshold goal for Net Income is not met, no payout is made regardless of the performance in any other criteria. Each performance level is assigned an award value, with interpolation for performance between levels. For named executive officers, performance at Threshold, Target, and Maximum levels respectively warrants a payout of 10%, 22.5%, and 35% of base salary. Factors ranging from .75 to 3.0 are applied to the award percentage based upon the participant's position.

      The Plan permits the reduction or elimination of an award should an individual participant's performance be below expectations. No awards were reduced in 1998.

      For 1998, the Company met the Maximum performance goals in all four performance measures: Net Income, Customer Satisfaction, Productivity, and Budget Compliance.

Long-Term Performance and Restricted Stock Incentive Plan

      The performance-based restricted stock plan is designed to focus the attention of prospective participants on long-term company objectives and performance. Participation is subject to Committee approval and is limited to key employees (including non-officers) who contribute on a continuing basis to the strategic and long-term growth of the Company.

      Program II (1998-2000) of the Plan measures Company performance in Total Return to Shareholders compared to companies included in the S & P 500 Index during the three-year measuring period. Target awards are set approximately at comparable market value general industry medians. Conditional restricted stock grants, at target levels ranging from 20 shares per $1,000 of base compensation to 50 shares per $1,000 of base compensation, are awarded at the beginning of each three-year performance period. Final awards are based upon IPALCO's ranking in Total Return to Shareholders among the S & P 500 companies over the performance period, with one-third of the shares to be paid during each of the fourth (2001), fifth (2002), and sixth (2003) years after the beginning of the performance period. The performance period for Program II will end December 31, 2000. On December 31, 1998, the end of the first year in the three-year performance period, IPALCO ranked in the top quartile, 123rd among the S & P 500 companies.

      Program I (1995-1997) of the Plan measured Company performance in Total Return to Shareholders and in Cost Effective Service (net income as a percentage of utility revenues) compared with the performance of a Peer Group of 15 comparable utilities. Criteria for selection of peer companies included revenue size and sources, market-to-book ratio, fuel source, and dividend yield, among other criteria. Target awards were set approximately halfway between general industry and utility medians. Conditional restricted stock grants, at Target levels ranging from 10% to 35% of base salary, were awarded at the beginning of the three-year performance period. Final awards were based upon IPALCO's ranking within the Peer Group over the performance period, with one-third of the shares to be paid during each of the fourth (1998), fifth
(1999), and sixth (2000) years after the beginning of the performance period. The performance period for Program I ended December 31, 1997 with IPALCO ranked 1st in Total Return to Shareholders and 1st in Cost Effective Service.

      Using the schedule specified in the Plan for the level of performance achieved under Program I, and an IPALCO Common Stock market value on January 14, 1998 of $41.91, the named executive officers received incentive payments for the first Program I payout totalling $1,937,122.00 in 1998.

Stock Options

      The Compensation Committee strongly believes management is in a position to exert the greatest influence on those strategic decisions which affect IPALCO's long-term financial success and the creation of shareholder value. Thus, the Compensation Committee has maintained a posture that particularly senior officers, including the named executive officers, should have a portion of their long-term incentive compensation tied directly to the stock price performance. As reported in IPALCO's 1997 and 1998 proxy statements, on March 25, 1997, all named executive officers were granted stock options in varying amounts at an exercise price of $31.375 per share, vesting immediately. No additional stock options were granted to named executive officers during 1998, however, during the year the Committee granted a total of 90,000 stock options in varying amounts to two officers and four non-officers.

Basis for Chief Executive Officer's Compensation

      The Chief Executive Officer's ("CEO") compensation continues to be directly and explicitly linked to IPALCO performance with consideration given to the Committee's assessment of his individual performance. The Committee thoroughly reviews the CEO's performance, including strategic direction, leadership and management team development, as well as overall company performance. The Committee's review is both subjective and objective. IPALCO performance data used in the incentive plans plus other financial, operations, service, and administrative data are considered. The Committee closely followed IPALCO's performance during 1997 and 1998 compared to the S & P 500 Index and the S & P Electric Companies Index. IPALCO substantially outperformed both of these market measurements in 1997 and again in 1998.

      Total 1998 compensation for the CEO (including base salary, Annual Incentive Plan payment, and stock associated with the Long-Term Performance and Restricted Stock Incentive Plan and stock options) is shown in Tables I and II. His total compensation was above the median of comparable electric utility industry CEO's but was below the median of CEO compensation in comparable market value and high-performing general industry companies.

      At Target performance, under the current compensation program, approximately 56% of the CEO's total direct compensation is variable and at risk. During 1998, approximately 69% of the CEO's actual total direct compensation was at risk.

Deductibility of Executive Compensation

      Section 162(m) of the Internal Revenue Code will not permit a public corporation to deduct, for federal income tax purposes, annual compensation in excess of $1 million paid to certain top executives, unless that compensation qualifies as "performance based" compensation. This limitation will have insignificant impact on IPALCO with respect to executive compensation paid in 1998. The Committee continues to review this issue with the present intent to limit the effect of Section 162(m) where appropriate to ensure the continued deductibility of its executive compensation.

                              The Compensation Committee of the
                              Board of Directors of IPALCO Enterprises, Inc.

                              Otto N. Frenzel III, Chairman
                              Robert A. Borns
                              Rexford C. Early
                              Max L. Gibson
                              Thomas H. Sams

                    COMPENSATION OF EXECUTIVE OFFICERS

Nature and Types of Compensation

     The two tables that follow disclose all plan and non-plan compensation awarded to, earned by, or paid to the Chairman of the Board and President of IPALCO, who is its chief executive officer ("CEO") and to the four named executive officers other than the CEO who are the most highly compensated key policy-making executive officers of IPALCO and its subsidiaries. The tables include a Summary Compensation Table (Table I), and an Aggregated Option/SAR Exercises In Last Fiscal Year and Fiscal Year-End Option/SAR Values Table (Table II). No table is presented for Option/SAR Grants in Last Fiscal Year since no options were granted to the named executive officers in 1998. No table is presented for Long-Term Incentive Plans since the issuance of restricted stock under the Long-Term Performance and Restricted Stock Incentive Plan is included in the Summary Compensation Table (Table I).

                        SUMMARY COMPENSATION TABLE

                                  TABLE I

                                                  Long-Term Compensation
                                              ------------------------------
                   Annual Compensation          Awards     Awards   Payouts
             -------------------------------- ---------- ---------- --------
                                    Other                Securities
                                    Annual    Restricted Underlying          All Other
Name and                            Compen-   Stock      Options/   LTIP     Compen-
Principal         Salary   Bonus    sation(2) Awards(3)  SARs(4)    Payouts  sation(6)
Position     Year ($) (1)  ($)      ($)       ($)        (#)        (5) ($)  ($)
---------    ---- -------  -----    --------- ---------- ---------- -------  ---------
John R.
 Hodowal     1996 $515,125 $272,370 $ 229,775   - 0 -      - 0 -    $111,333  $6,000
Chairman &
 President;  1997  532,958  468,125    70,087   - 0 -     250,000    127,550   5,831
Chairman &
 CEO of IPL  1998  637,897  677,250 1,693,360 $1,586,497   - 0 -     757,607   6,400

Ramon L.
 Humke       1996 $432,812 $228,935 $ 200,277   - 0 -      - 0 -    $ 92,296  $6,000
Vice
 Chairman;   1997  450,778  395,937   236,242   - 0 -     125,000    106,147   5,831
President &
 COO of IPL  1998  480,990  508,375   841,754 $1,348,452   - 0 -     635,481   6,400

John R.
 Brehm       1996 $236,394 $ 83,253 $   7,788   - 0 -      - 0 -    $ 34,996  $6,698
Vice
 President
 &
 Treasurer;  1997  240,781   84,595     7,512   - 0 -      75,000     39,858   5,630
SVP,
 Finance of
 IPL         1998  277,859  147,297    36,288 $  518,399   - 0 -     199,492   6,757

Bryan G.
 Tabler      1996 $218,184 $ 76,907 $  17,077   - 0 -      - 0 -    $ 10,652  $6,119
Vice
 President,
 Secretary
 &           1997  225,742   79,310    20,053   - 0 -      45,000     21,197   5,081
General
 Counsel;    1998  234,268   82,437    58,294 $  346,525   - 0 -     183,733   5,714
SVP,
Secretary
and General
Counsel of
IPL

N. Stuart
 Grauel      1996 $190,158 $ 66,967 $   8,364   - 0 -      - 0 -    $ 28,741  $5,845
Vice
 President,  1997  193,669   68,040     8,750   - 0 -      45,000     32,441   5,702
Public
 Affairs     1998  200,415   70,513    31,745 $  293,169   - 0 -     160,809   6,465

--------------------------------------------------------------------------------

FOOTNOTES TO SUMMARY COMPENSATION TABLE

(1) The named executive officers did not receive a salary increase from 1996 to 1997. Salary increases, if applicable take effect in May. 1996 figures reflect 4 month's pay at 1995 base salary rates and 8 months at 1996 base salary rates, while 1997 figures reflect 12 month's pay at the 1996 base salary rates.

(2) Represents taxes paid by IPALCO and/or IPL on accrued interest and contributions of principal under the Funded Supplemental Retirement Plan (See "Pension Plans"). Includes $10,227, $17,783, and $38,751 earned in above market interest on deferred compensation for Mr. Humke in 1996, 1997, and 1998, respectively.

(3) Restricted common stock awards pursuant to the IPALCO Enterprises, Inc. Long-Term Performance and Restricted Stock Incentive Plan (the "Restricted Stock Plan") are valued at the closing market price as of the date of the award. Dividends on the restricted common stock are payable to the named officers. Amounts shown for 1998 represent shares awarded in January, 1998 under the 1995-1997 performance period (Cycle 1) as a result of IPALCO's performance during that period and to reflect actual salary during that period, and shares awarded in January, 1998 for the 1998-2000 performance period (Cycle 2) as follows:

                               Cycle 1                  Cycle 2
                               -------                  -------
     John R. Hodowal   11,566 shares $  484,731 26,750 shares $1,101,766
     Ramon L. Humke     9,940 shares $  416,585 22,625 shares $  931,867
     John R. Brehm      2,868 shares $  120,198  9,668 shares $  398,201
     Bryan G. Tabler    2,701 shares $  113,198  5,665 shares $  233,327
     N. Stuart Grauel   2,219 shares $   92,998  4,860 shares $  200,171

    The total shares awarded under Cycle 1 vest in one-third increments in the years 1998, 1999 and 2000 and are paid out in cash or stock, at the election of the named officer. Under the terms of the Restricted Stock
    Plan, no additional shares will be awarded to the named officers before 2001. Upon completion of the performance period for Cycle 2, the total shares to be awarded will be 0-400% of the award listed. This total will vest in one-third increments in the years 2001, 2002, and 2003 and is paid out in cash or stock, at the election of the named officer.

    Restricted common stock holdings and the values thereof based on the closing price of the common stock at year end are as follows:

     John R. Hodowal   62,905 shares $3,487,296
     Ramon L. Humke    52,950 shares $2,935,416
     John R. Brehm     19,188 shares $1,063,735
     Bryan G. Tabler   14,433 shares $  800,129
     N. Stuart Grauel  12,533 shares $  694,798

(4)   No options have stock appreciation rights.

(5) Payouts shown for 1996 and 1997 were made pursuant to the 1990 Long-Term Incentive Plan (the "LTIP Plan"). The LTIP Plan was replaced by the Restricted Stock Plan and no additional payments will be made under the LTIP Plan. Payouts shown for 1998 were made pursuant to the Restricted Stock Plan.

(6) Represents contributions made by IPL to the Trustee of the Employees' Thrift Plan.
--------------------------------------------------------------------------------

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES


                                                   Number of
                                                   Securities
                                                   Underlying      Value of
                                                   Unexercised     Unexercised
                                                   Options/SARs    In-the-Money
                                                   at              Option/SARs
                     Shares                        FY-End(#)       FY-End($)*
                     Acquired On    Value          Exercisable/    Exercisable/
  Name               Exercise (#)   Realized ($)   Unexercisable   Unexercisable
--------------------------------------------------------------------------------
  John R. Hodowal      430,000       $9,024,002           -0-(e)        -0-
                                                          -0-(u)        -0-
--------------------------------------------------------------------------------
  Ramon L. Humke        38,873       $1,132,262       191,127(e)    $5,017,941
                                                          -0-(u)        -0-
--------------------------------------------------------------------------------
  John R. Brehm         67,500       $1,534,194        60,000(e)    $1,443,750
                                                          -0-(u)        -0-
--------------------------------------------------------------------------------
  Bryan G. Tabler       10,000       $  181,250        35,000(e)    $  842,188
                                                          -0-(u)        -0-
--------------------------------------------------------------------------------
  N. Stuart Grauel       -0-            $-0-          105,000(e)    $2,957,333
                                                          -0-(u)        -0-

(e)Exercisable.
(u)Unexercisable.
*Based upon year-end closing market price of $55.4375 per share of common stock.

                                    TABLE II

                               PERFORMANCE GRAPH


                                   TABLE III

             CUMULATIVE TOTAL RETURN ASSUMING DIVIDEND REINVESTMENT

                           1993    1994     1995     1996     1997     1998
----------------------------------------------------------------------------
  IPALCO                   100     90.65   122.63   138.94   220.20   297.87
----------------------------------------------------------------------------
  S&P 500                  100    101.32   139.40   171.40   228.59   293.91
----------------------------------------------------------------------------
  S&P 500 ELEC COMPANIES   100     86.93   113.96   113.77   143.63   165.86

Source: Standard and Poor's Compustat Custom Data Services.

Performance Graph

     The Performance Graph (Table III) on the preceding page plots the total cumulative return that shareholders of IPALCO received (solid line) during the period from December 31, 1993 through December 31, 1998, compared with the total cumulative return to shareholders of companies comprising the S & P 500 Index (dash line) and the S & P Electric Companies Index (bold dash line). The Graph reflects IPALCO's superior return as compared to the electric utility industry and is one of the bases for the Chief Executive Officer's compensation disclosed in the Compensation Report set forth in this Proxy Statement.

Pension Plans

     Table IV below illustrates the combined annual retirement benefits computed on a straight-life annuity basis that are payable under the Base Retirement Plan and the Funded Supplemental Retirement Plan (assuming continuous employment to age 65) to named executive officers having the remuneration and years of service shown.


                            PENSION PLAN TABLE (1)

     Remuneration                 Years of Service
  --------------------------------------------------------------
                       15       20       25       30       35
                           -------------------------------------
       $125,000     $ 75,000 $ 75,000 $ 75,000 $ 75,000 $ 75,000
        150,000       90,000   90,000   90,000   90,000   90,000
        175,000      105,000  105,000  105,000  105,000  105,000
        200,000      120,000  120,000  120,000  120,000  120,000
        225,000      135,000  135,000  135,000  135,000  135,000
        250,000      150,000  150,000  150,000  150,000  150,000
        300,000      180,000  180,000  180,000  180,000  180,000
        400,000      240,000  240,000  240,000  240,000  240,000
        450,000      270,000  270,000  270,000  270,000  270,000
        500,000      300,000  300,000  300,000  300,000  300,000

     (1) This table takes into account the latest Internal Revenue Code Section 415 benefit limitations and Internal Revenue Code Section 401(a)(17) compensation limitation applicable to the Base Retirement Plan. Benefits for both the Base Retirement Plan portion and Funded Supplemental Retirement Plan portion of the combined amounts have been shown without adjustment for income taxes.

                                   TABLE IV

     IPL's Employees' Retirement Plan (the "Base Retirement Plan") covers all permanent employees with one (1) year of service but excludes directors unless they are also officers. It provides fixed benefits at normal retirement age based upon compensation and length of service, the costs of which are computed actuarially. The remuneration covered by the Plan includes "Salary" and "Bonus" but excludes "Other Compensation," annual or otherwise, as those terms are used in the Summary Compensation Table (Table I). Benefits are calculated on the basis of the highest average annual salary in any 60 consecutive months of employment. Years of service for Pension Plan purposes of named executive officers are as follows: Mr. Hodowal--30, Mr. Humke--9, Mr. Brehm--23, Mr. Grauel--19, and Mr. Tabler--4.

     The Funded Supplemental Retirement Plan referred to above is applicable to the named executive officers and, at reduced benefits, to all other officers of IPALCO and IPL. In addition to the Base Retirement Plan and Funded Supplemental Retirement Plan benefits described above, the Funded Supplemental Retirement Plan also provides Mr. Hodowal with a straight-life annuity of $130,000 per year commencing at age 65, which benefit is reduced for early retirement. Contributions and accrued interest credit during 1998 to the accounts of Messrs. Hodowal, Humke, Brehm, Grauel and Tabler amounted to $2,062,000, $916,000, $41,000, $33,000 and $68,000, respectively (in addition to the federal, state and local income tax payments reflected in Table I above). Contributions are based on actuarial assessments of benefits projected to accrue to such officers under the Funded Supplemental Retirement Plan upon termination of employment at normal retirement age and at current salary levels.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     IPALCO has an employment contract with Mr. Hodowal which provides for an indefinite term that is convertible into a fixed 3-year term upon notice. IPL has an employment contract with Mr. Humke which provides for a 3-year term expiring on December 31, 1999. Such contracts terminate upon death, total disability or retirement. Should they be terminated without "cause" or resign for "good reason" (as those terms are defined in the contract--see below), the executives would continue to receive their Salary, as that term is used in Table I above, for up to 3 years thereafter, less any severance payments received from other agreements.

     All officers of IPALCO and its subsidiaries have Termination Benefits Agreements, dated on or after January 1, 1993. These Agreements provide for payment of severance benefits equal to 299.99% of the last 5 years' average compensation (as defined in section 280G of the Internal Revenue Code) payable by IPALCO and its subsidiaries which was includable in the gross income of the officers, if IPALCO undergoes an "acquisition of control" while the agreement is in effect and if, within 3 years after an acquisition of control, any such officer is terminated without "cause" or resigns for "good reason," as those terms are therein defined (see below).

     The term "without cause" is defined in the employment contracts and Termination Benefits Agreements discussed above to mean in the absence of fraud, dishonesty, theft of corporate assets or other gross misconduct, as set out in a good faith determination of the Board of Directors. The term "resign for "good reason' " is defined in the same agreements to mean generally, and subject to lengthy qualifications and amplification, demotion; assignment of duties inconsistent with the officer's status, position or responsibilities; reduction in base salary or failure to grant annual increases commensurate with increases of the officers; relocation of headquarters of IPALCO or IPL to a location outside Greater Indianapolis; or termination of the executive's participation in, or the existence of, an incentive compensation, insurance or pension program. The term "acquisition of control" in such contracts means, generally and subject to lengthy amplification and qualifications therein, acquisition by any person, entity, or group of 20% or more of the combined voting power of the outstanding securities of IPALCO entitled to vote in the election of directors, excluding acquisition by or from IPALCO or any acquisition by any employee benefit plan of IPALCO or IPL; change in majority membership of the Board of Directors other than by normal succession; certain reorganizations, mergers or consolidations resulting in control of the reorganized, merged, or consolidated entity by persons not previously in control of IPALCO; approval by the shareholders of complete liquidation or dissolution of IPALCO, or of a sale of all or substantially all of its assets to an entity not controlled by directors and holders of voting securities who were directors and holders of voting securities of IPALCO prior to the transaction.

     A Benefit Protection Fund and Trust Agreement ("Fund") is also in effect to pay litigation expenses in the event it becomes necessary for any officer to enforce the employment contracts and Termination Benefits Agreements above described. The Fund is held in trust by National City Bank of Indiana, and at December 31, 1998, the sum of $1,012,924 was reserved in trust for such expenses.

     By order of the Board of Directors.

                                       IPALCO Enterprises, Inc.
                                       By: Bryan G. Tabler, Secretary

Indianapolis, Indiana
March 15, 1999
-------------------------------------------------------------------------------

Please complete the 1999 Proxy at right. Then date, sign, detach it from this form at perforations, fold it and return immediately in accompanying postage guaranteed envelope.

Account ID:

              ADDRESS CHANGE
              --------------


____________________________________________
STREET


____________________________________________
APT. NO./P.O. BOX

____________________________________________
CITY

____________________________________________
STATE

____________________________________________
ZIP CODE

____________________________________________
SIGNATURE



                                 (DETACH HERE)
--------------------------------------------------------------------------------

                           IPALCO ENTERPRISES, INC.
This Proxy/Instruction Card is Solicited on Behalf of the Board of Directors

    The undersigned hereby appoints John R. Hodowal and Bryan G. Tabler as Proxies, each with the power or substitution, and authorizes them to represent and vote and/or, in the case of shares held in IPALCO PowerInvest, the dividend reinvestment and direct stock purchase plan, instructs the agent for such Plan to execute a proxy empowering the above-named persons to vote, as designated below, all the shares of IPALCO Enterprises, Inc. common stock held of record by the undersigned and/or credited to the undersigned's account in such Plan on March 3, 1999, at the annual meeting of the shareholders to be held April 21, 1999, or at any adjournment thereof, with respect to the matter(s) set forth below.

1.  Election of Six Nominees For Director, namely:

          Daniel R. Coats, Mitchell E. Daniels, Jr., Rexford C. Early, John R. Hodowal, Michael S. Maurer, Thomas H. Sams

[_] Vote For All Nominees
    ------------
[_] Withhold Vote from All Nominees
    ---------------------
[_] Vote for All Nominees, Except Nominees written below:
                           ------

    ______________________________________________________________________
        (Please write names(s) of Nominee(s)from whom vote is withheld)



___________________________ (FOLD HERE - DO NOT TEAR) __________________________

This Proxy/Instruction Card when properly executed will be voted in the manner directed by the undersigned shareholder. If not otherwise indicated, this Proxy/Instruction Card will be voted FOR all nominees for Director and confers discretionary authority to vote on currently unknown matters properly presented to the meeting. This Proxy/Instruction Card shall be voted on those matters properly presented in accordance with the best judgment of the named Proxies.

Receipt of the Notice of Annual Meeting and Proxy Statement dated March 15, 1999, and the 1998 Annual Report is hereby acknowledged.


Your signature must be exactly as your name appears below. When signing as attorney-in-fact, executor, administrator, trustee, guardian or corporate officer, please give full title as such,

Dated ____________________________________________ , 1999.


_________________________________________________________
                        (SIGNATURE)


_________________________________________________________
                 (SIGNATURE IF HELD JOINTLY)

Please complete 1999 Instruction Card at right. Then, date, sign, detach it from this form at perforations, fold it, and return immediately in accompanying interoffice envelope.

-------------------------------------------------------------------------------
                                 (DETACH HERE)


                           IPALCO ENTERPRISES, INC.
                   Instructions To Thrift Plan Trustee For
                Annual Meeting of Shareholders - April 21, 1999

TO THE EMPLOYEE PENSION COMMITTEE:

     I understand that in accordance with Section 305.90 of the Thrift Plan, I may instruct the voting of the number of shares shown on this form. Will you please direct the Trustee to execute a proxy empowering the persons appointed to vote as follows:

1. Election of Six Nominees For Director, namely:

         Daniel R. Coats, Mitchell E. Daniels, Jr., Rexford C. Early, John R. Hodowal, Michael S. Maurer, Thomas H. Sams


[_] Vote For All Nominees
    ------------
[_] Withhold Vote from All Nominees
    ----------------------
[_] Vote For All Nominees.  Except Nominees written below:
                            ------

_______________________________________________________________________________
       (Please write names(s) of Nominee(s) from whom vote is withheld)


___________________________(FOLD HERE - DO NOT TEAR)___________________________


The Trustee will execute the proxy as above directed, or, if no choice is indicated, the proxy will be voted by the Trustee in its discretion. This instruction Card confers discretionary authority to vote on currently unknown matters properly presented to the meeting.

Receipt of the Notice of Annual Meeting and Proxy Statement dated March 15, 1999, and the 1998 Annual Report is hereby acknowledged.


                                                          Dated__________, 1999.

Your signature must be exactly as your name appears below._____________________
                                                               (SIGNATURE)